Exhibit 4.4

MANNATECH, INCORPORATED
2008 STOCK INCENTIVE PLAN

(As amended May 28,2014)

1.	Purpose; Eligibility.

1.1.              General Purpose.  The name of this plan is the Mannatech, Incorporated 2008 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to enable Mannatech, Incorporated, a Texas corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

1.2.              Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3.              Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards:  (a) Incentive Stock Options; (b) Nonstatutory Stock Options; and (c) Restricted Stock.

2.	Definitions.

2.1.              “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2.              “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3.              “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.  For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.

2.4.              “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, Restricted Stock, and a 409A Award.

2.5.              “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6.            “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7.              “Board” means the Board of Directors of the Company.

2.8.              “Cashless Exercise” has the meaning set forth in Section 6.4.

2.9.              “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.10.            “Change in Control” shall mean:

(a)            The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)            The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)            The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d)            The consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner of more than fifty percent (50%) of the voting power of the Company.

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership in an existing shareholder; or (iv) solely because fifty percent (50%) or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate or (B) any company which, immediately prior to such transaction, is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.11.            “Code” means the Internal Revenue Code of 1986, as amended.

2.12.            “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.13.            “Common Stock” means the common stock, $0.0001 par value per share of the Company.

2.14.            “Company” means Mannatech, Incorporated, a Texas corporation.

2.15.            “Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide consulting or advisory services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.4(b) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.16.            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.17.            “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is or would be required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.18.            “Date of Grant” means, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period of time following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a subsequent date is set forth in such resolution or determined by the Administrator as the Date of Grant, then such date as is set forth in such resolution.  In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant shall not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.19.            “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant's employment for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

2.20.            “Director” means a member of the Board.

2.21.            “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).  The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.  Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.22.            “Effective Date” shall mean February 21, 2008, the date the Board adopted the Plan.

2.23.             “Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.24.            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.25.            “Existing Plan” means the Mannatech, Incorporated 2000 Stock Option Plan.

2.26.            “Fair Market Value” means, as of any date, the value of the Common Stock as determined below.  The Fair Market Value on any date on which the Company’s shares of Common Stock are readily tradable on an established securities market shall be: (a) if the Common Stock is admitted to trading on a national securities exchange or recognized market for which closing prices are reported on any date, the Fair Market Value on any given date shall not be less than the closing price reported for the Common Stock on the principal national securities exchange or recognized market on which the Company’s Common Stock is listed or admitted to trading for such date or, if no sales were reported for such date, for the last date preceding the date on which such a sale was reported; or (b) if closing prices are not reported, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.  In the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than twelve (12) months before the relevant transaction to which the valuation is applied (for example, the grant date of a stock option), and such determination shall be conclusive and binding on all persons.

2.27.            “Form S-8” has the meaning set forth in Section 5.4(b).

2.28.            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29.            “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.  No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30.            “Listing Date” means the first date upon which any security of the Company is required to be registered under Section 12 of the Exchange Act and is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.31.            “Market Stand-Off” has the meaning set forth in Section 15.

2.32.            “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.33.            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.34.            “Officer” means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.35.            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.36.            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.37.            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.38.            “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.39.            “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.40.            “Permitted Transferee” means: (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of this Plan and provides written notice to the Company of such transfer.

2.41.            “Plan” means this Mannatech, Incorporated 2008 Stock Incentive Plan.

2.42.            “Restricted Period” has the meaning set forth in Section 7.1.

2.43.            “Restricted Stock” has the meaning set forth in Section 7.1.

2.44.            “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 11.7.

2.45.            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.46.            “Rule 701” has the meaning set forth in Section 5.4(a).

2.47.            “Securities Act” means the Securities Act of 1933, as amended.

2.48.            “Stock for Stock Exchange” has the meaning set forth in Section 6.4.

2.49.            “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the entity existing following the merger, consolidation or similar transaction.  In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.  In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded.  Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

2.50.            “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

3.1.            Administration by Board.  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2.            Powers of Administrator.  The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.

3.3.            Specific Powers.  In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4.            Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5.            The Committee.

(a)            General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  The members of the Committee shall be appointed by and serve at the pleasure of the Board.  From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee.  The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board.  Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b)            Committee Composition when Common Stock is Registered.  At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors.  The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code.  However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors.  Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6.            Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.7.            Option Exchange Program. The Board shall have the authority to institute one, and only one, Option Exchange Program.  Such Option Exchange Program must commence no more than six months after the date of approval by the shareholders of the Company, and shall be subject to the requirements of Section 6 hereof and to the conditions set forth in this Section 3.7.

(a)            Each eligible Optionholder will be permitted to exchange all, or none, of the Options deemed eligible for exchange for replacement Options (the “Eligible Options”) on a grant-by-grant basis.

(b)            The Board shall determine, before the commencement of the Option Exchange Program, the exchange ratio of shares of Common Stock subject to each Eligible Option surrendered in exchange for replacement Options granted, which ratio will depend on the original exercise price of the Eligible Option and the then-current fair value of the Option (calculated using the Black-Scholes option pricing model).  The Board shall determine the exchange ratio or ratios in a manner intended to result in the grant of replacement Options that have a fair value approximately equal to the fair value of the Eligible Options they replace.

(c)            In any event, the number of shares of Common Stock subject to Options under the Option Exchange Program shall be reduced, such that each replacement Option will provide for the purchase of fewer shares of Common Stock than were subject to the Eligible Option surrendered in exchange for the replacement Option.

(d)            Replacement Options exchanged for Eligible Options will be unvested and non-exercisable on the Date of Grant.  The replacement Options will vest and become exercisable in three equal annual installments beginning 12 months after their Date of Grant.

(e)            Such other terms as have been approved by the Company’s shareholders.

4.	Shares Subject to the Plan.

4.1.              Share Reserve.  Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed 330,000 shares of Common Stock plus any shares of Common Stock that were reserved under the Existing Plan but not yet subject to issued awards and any shares of Common Stock underlying awards granted to Employees prior to the Effective Date under the Existing Plan that have been issued and are outstanding on the Effective Date that expire, are forfeited or terminate for any reason without having been exercised in full. As of April 18, 2008, there are 2,339 shares reserved for issuance under the Existing Plan that are not subject to issued awards and 71,551 shares that are reserved for issuance under outstanding but unexercised awards, as adjusted for the 1-for-10 reverse stock split effected January 13, 2012.  All shares reserved for issuance under this Plan may be used for Incentive Stock Options or any other Award.  Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

4.2.              Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, or is surrendered pursuant to an Option Exchange Program, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.  If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 11.7, such shares shall again be available for purposes of the Plan.

4.3.              Source of Shares.  The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision or otherwise.

5.	Eligibility.

5.1.              Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2.              Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years from the Date of Grant.

5.3.              Section 162(m) Limitation.  Subject to the provisions of Section 12.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Awards covering more than 50,000 shares during any fiscal year.  This Section 5.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.3 shall not apply until: (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third (3rd) calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

5.4.              Consultants.

(a)            Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(b)            From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

5.5.              Directors.  Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan.  If the Board separately adopts a compensation policy covering some or all directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of this Plan, such formula grant shall be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  Notwithstanding the  foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1.               Term.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

6.2.               Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3.              Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted; provided, however, any Nonstatutory Stock Option granted with an exercise price less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 6.15 and Section 8 hereof.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory option.

6.4.              Consideration.  The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash, wire, or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery of Company Common Stock held by the Optionholder, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an established securities market (i.e., the Common Stock is listed on any national securities exchange or traded in any recognized securities market system), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); or (iii) in any other form of legal consideration that may be acceptable to the Administrator; provided, however, if applicable law requires, the par value (if any) of Common Stock, if newly issued, shall be paid in cash or cash equivalents.  If the Administrator determines that the exercise price may be paid by a promissory note, any Common Stock acquired upon exercise with a promissory note shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of such promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of any loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any national securities exchange or traded in any recognized securities market system), an exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.  Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion.  Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.5.              Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6.              Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement.  A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7.              Vesting.  The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate.  The vesting provisions of individual Options may vary.  The Administrator may, but shall not be required to, provide that no Option may be exercised for a fraction of a share of Common Stock.  The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event.

6.8.              Termination of Continuous Service.  Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.  Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.10 and 6.11 of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination.  If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

6.9.              Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason other than Cause (other than upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10.            Disability of Optionholder.  Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date that is twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11.            Death of Optionholder.  Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date that is (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12.            Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.13.            Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option.  Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

6.14.            Reload Options.  At the discretion of the Administrator, the Option may include a “reload” feature pursuant to which an Optionholder exercising an option by the delivery of a number of shares of Common Stock in accordance with Section 6.4(b)(i) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administrator may provide) to purchase that number of shares of Common Stock equal to the number delivered in a Stock for Stock Exchange of the original Option.

6.15.            Additional Requirements Under Section 409A.  Each Option Agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

7.	Provisions of Awards Other Than Options.

7.1.               Restricted Stock Award.  A Restricted Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”), which may, but need not, provide that such Award of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine.  Each Award of Restricted Stock shall be evidenced by an Award Agreement in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be.  The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Award of Restricted Stock, at any time, including in the event a Change in Control occurs.  The terms and conditions of the Award of Restricted Stock may change from time to time, and the terms and conditions of separate Award of Restricted Stock need not be identical, but each Award of Restricted Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)            Purchase Price.  The purchase price of Restricted Stock, if any, shall be determined by the Administrator, and may be stated as cash, property or prior services.

(b)            Consideration.  The consideration for the Restricted Stock shall be paid either:  (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, property or a Stock for Stock Exchange, or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c)            Vesting.  The Award of Restricted Stock may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of services.  The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs.

(d)            Termination of Participant’s Continuous Service.  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of an Award of Restricted Stock acquired in consideration of prior or future services, and any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award.

(e)            Transferability.  Restricted Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Award of Restricted Stock remains subject to the terms of the Award Agreement.

(f)            Concurrent Tax Payment.  The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g)            Lapse of Restrictions.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of an Award of Restricted Stock, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Stock is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion.  The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be.  Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is two and one-half (2-1/2) months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; (ii) the date that is two and one-half (2-1/2) months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

8.	Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary vesting or exercise provisions of this Plan or the terms of any 409A Award agreement.

8.1.               Exercise and Distribution.  Notwithstanding any vesting or exercise provisions to the contrary, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a)            Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten (10) years from the Date of Grant.  If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

(b)            Separation from Service.  Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “specified employee” (as defined in Section 1.409A-1(i) of the Treasury Regulations) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six (6) months after the date of separation from service.  Nothing herein shall be deemed to extend the date that an Award would otherwise expire under the terms of the Award Agreement and this Plan.

(c)            Death.  The date of death of the 409A Award recipient.

(d)            Disability.  The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e)            Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f)            Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change in Control Event.

8.2.               Term.  Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) two and one-half (2-1/2) months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) two and one-half (2-1/2) months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten (10) years from the date the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

8.3.              No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a)            Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b)            Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to the extent reasonably necessary to avoid the violation of an applicable federal, state or local ethics law or conflicts of interest law (as provided by Treasury Regulations § 1.409A-3(j)(4)(iii)).

(c)            Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within twelve (12) months of the Change in Control Event and cancel the 409A Award for compensation.  In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4.              Definitions.  Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a)            “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulations § 1.409A-3(i)(5)).  For example, a Change in Control Event will occur if:

(i)            a person or more than one person acting as a group:

(A)            acquires ownership of stock that brings such person’s or group’s total ownership in excess of fifty percent (50%) of the outstanding stock of the Company; or

(B)            acquires ownership of thirty-five percent (35%) or more of the total voting power of the Company within a twelve (12) month period; or

(ii)            acquires ownership of assets from the Company equal to forty percent (40%) or more of the total value of the Company within a twelve (12) month period.

(b)            “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.

(c)            “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9.	Covenants of the Company.

9.1.              Availability of Shares.  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

9.2.              Securities Law Compliance.  Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require.  The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	Miscellaneous.

11.1.            Acceleration of Exercisability and Vesting.  The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.  The Administrator shall inform the Company’s accounting department of any such changes to an Award.

11.2.            Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1 hereof.

11.3.            No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

11.4.            Transfer, Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5.            Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6.            Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company; or (d) by execution of a recourse promissory note by a Participant who is not a Director or executive officer.  Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion.  Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

11.7.            Right of Repurchase.  Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 11.7 (the “Right of Repurchase”).  The Right of Repurchase for unvested Common Stock shall be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock shall be forfeited without any repurchase).  The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

12.	Adjustments Upon Changes in Stock.

12.1.            Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (d) the maximum number of shares of Common Stock with respect to which Options may be granted to any single Optionholder during any calendar year; and (e) the exercise price of any Option in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment.  The Administrator shall make such adjustments in a manner that is intended to provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination shall be final, binding and conclusive.  The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company.

12.2.            Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3.            Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of a Change in Control, a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 12.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (d) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of such outstanding Awards without payment of any consideration.  If such Awards would be canceled without consideration for vested Awards, the Participant shall have the right, exercisable during the later of the ten (10) day period ending on the fifth day prior to such merger or consolidation or ten (10) days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

13.	Amendment of the Plan and Awards.

13.1.            Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan.  However, except as provided in Section 12.1 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2.            Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3.            Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4.            No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.  However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

13.5.            Amendment of Awards.  The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.  For the avoidance of doubt, the cancellation of a vested Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Option and the aggregate exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

14.	General Provisions.

14.1.            Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2.            Recapitalizations.  Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3.            Delivery.  Upon exercise of a right granted pursuant to an Award under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.4.            Other Provisions.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

14.5.            Cancellation and Rescission of Awards for Detrimental Activity.

(a)            Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.19.

(b)            Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.19.

(c)            In the event a Participant engages in Detrimental Activity described in Section 2.19 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one (1) year thereafter.  In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company.  The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.6.            Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15.	Market Stand-Off.

Each Option Agreement and Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Plan until the end of the applicable stand-off period.  If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.

16.	Effective Date of Plan.

The Plan became effective as of the Effective Date.  No Award granted on or after the Effective Date may be exercised (or, in the case of a stock Award, may be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.	Termination or Suspension of the Plan.

The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date.  No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.  The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18.	Choice of Law.

The law of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

19.	Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.